 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, relating to the consolidated financial statements of Luokung Technology Corp. and its subsidiaries (the "Company") for the years ended December 31, 2018 and 2017 dated April 24, 2019 appearing in the annual report on Form 20-F of the Company for the year ended December 31, 2018.

/S/ MOORE STEPHENS CPA LIMITED

Certified Public Accountants

Hong Kong

April 17, 2020